As filed with the Securities and Exchange Commission on May 19, 2005
Registration Statement No. 333-124672

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Bakers Footwear Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Missouri	43-0577980
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Peter A. Edison
Bakers Footwear Group, Inc.
2815 Scott Avenue
St. Louis, Missouri 63103
(314) 621-0699
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
J. Mark Klamer, Esq.
Nicole R. Willis, Esq.
Bryan Cave LLP
One Metropolitan Square, Suite 3600
St. Louis, Missouri 63102
314-259-2000
Fax 314-259-2020
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2005
PROSPECTUS
1,591,000 Shares
Common Stock
       This prospectus relates to the disposition, from time to time, of up to 1,591,000 shares of common stock, par value $0.0001 per share, of Bakers Footwear Group, Inc. by the holders of these shares named in this prospectus, whom we refer to as the “selling shareholders,” and their transferees.
      Our common stock is included in the Nasdaq National Market under the symbol “BKRS.” As of May 16, 2005, the closing price of our common stock was $9.70 per share. Our executive offices are located at 2815 Scott Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-0699.

This investment involves a high degree of risk.
See “Cautionary Statement Regarding Forward-Looking Statements
and Certain Risks” beginning on Page 1.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      The selling shareholders or their transferees may offer and sell the shares held by them or interests in the shares at fixed prices, at market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices in accordance with the plan of distribution described in this prospectus. We will not receive any of the proceeds from the sale of the shares, but we have agreed to bear the expenses of registration of the shares under Federal and state securities laws. See “Use of Proceeds,” “Selling Shareholders” and “Plan of Distribution.”
      The selling shareholders identified in this prospectus, including Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Strongfellow, Inc., who are broker-dealers and were underwriters in our initial public offering, and any agents or broker-dealers that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the shares may be deemed to be an underwriting commission or discount under the Securities Act.

The date of this prospectus is May      , 2005

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AND CERTAIN RISKS
      This prospectus and our Annual Report on Form 10-K include, and our other periodic reports and public disclosures may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks and uncertainties or other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on those statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after such dates. You should read this prospectus and the risks described in our Annual Report on Form 10-K and our other public reports completely and with the understanding that our actual results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
      These risks, uncertainties and other factors, including the risk factors described in our Annual Report on Form 10-K and in our other periodic reports, and those set forth below, may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements:

•	our expectations regarding future financial results or performance;

•	our business strategy;

•	the market opportunity for our services and products;

•	our estimates regarding our capital requirements and needs for additional financing;

•	any of our other plans, objectives, expectations and intentions that are not historical facts; and

•	changes in general economic and business conditions.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement, which shall encompass any amendments thereto, that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. Some portions of the registration statement, and the related exhibits and schedules, are omitted as permitted by the SEC. Statements made in this prospectus, or incorporated herein by reference, about the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to any such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit itself for a more complete description of the matter involved.
      You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. These securities are offered subject to prior sale, acceptance, and rejection of any offer to purchase. The offering is also subject to withdrawal or cancellation without notice.
      We urge you to read this entire prospectus carefully including the “Cautionary Statement Regarding Forward-Looking Statements and Certain Risks” section, which begins on page 1, our financial statements and the notes to those statements and other information incorporated herein by reference. An investment in these shares involves a high degree of risk. When this prospectus uses the words “Company,” “we,” “us” or “our,” these words refer to Bakers Footwear Group, Inc., unless the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
      We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Here are ways you can review and obtain copies of this information:

What Is Available	Where to Get It

Paper copies of information	SEC’s Public Reference Room Judiciary Plaza Building 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330
      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above.
      We intend to furnish our shareholders with annual reports containing audited financial statements and an opinion on the audited financial statements expressed by independent registered public accountants. We also intend to furnish other reports as we may determine or as required by law.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 000-50563). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2005, February 18, 2005, February 25, 2005, March 16, 2005, April 6, 2005, April 13, 2005 and April 14, 2005 (other than the portions of those reports set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC).

•	The description of our common stock contained in our Registration Statement on Form 8-A dated and filed on January 30, 2004 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for purposes of updating such descriptions.
      We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) between May 19, 2005, the date we most recently filed the registration statement to which this prospectus relates, and the termination of the offering of the securities. These documents may include periodic reports, like

Annual Reports on Form 10-K, Quarterly Reports on Form  10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
      For purposes of the Registration Statement of which this prospectus is part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this prospectus is part.
      You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:
      Investor Relations
      Bakers Footwear Group, Inc.
      2815 Scott Avenue
      St. Louis, Missouri 63103
      (314) 621-0699
      (314) 641-0390 (fax)
INFORMATION ABOUT BAKERS FOOTWEAR GROUP, INC.
      We are a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. Our merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. As of January 1, 2005, we operated 220 stores, 192 of which were Bakers stores and 28 of which were Wild Pair stores. Our Bakers stores focus on women between the ages of 12 and 29 who demand quality fashion products. Based on our analysis of our competitors, we believe that our Bakers stores are the only nationwide, full-service retailer specializing in moderately priced footwear for this segment. Our Wild Pair stores offer edgier, faster fashion-forward footwear that reflects the attitude and lifestyles of both women and men between the ages of 17 and 24.
      On February 10, 2004, we sold 2,160,000 shares of our common stock in our initial public offering. We sold an additional 324,000 shares of our common stock on March 12, 2004 in connection with the exercise by the underwriters of the over-allotment option relating to our initial public offering. We also issued warrants to purchase 216,000 shares of our common stock in connection with the offering. On April 8, 2005, we sold 1,000,000 shares of our common stock in a private placement transaction. We also issued warrants to purchase 375,000 shares of our common stock to the investors and the placement agent in connection with the private placement transaction. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, and the notes thereto, which are incorporated from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.
      Our company was founded in 1926 and acquired in 1997 principally by our current chief executive officer, Peter Edison. In June 1999, we teamed with the then existing management of Bakers, a footwear retailer created in 1924 by Edison Brothers Stores, Inc., to purchase selected assets of the Bakers and Wild Pair chains, including approximately 200 store locations and merchandise inventory from Edison Brothers. We refer to this acquisition as the Bakers acquisition. In February 2004, we consummated our initial public offering.
      We are incorporated under the laws of the State of Missouri. Our executive offices are located at 2815 Scott Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-0699. Information on the retail website for our Bakers stores, www.bakersshoes.com, is not part of this prospectus. Bakerstm and Wild Pair® are trademarks of ours in the United States. In addition, we currently have several applications pending with the United States Patent and Trademark Office for additional registrations.
THE OFFERING

Common Stock Offered by the Selling Shareholders for Resale to the Public	1,591,000 shares(1)

Common Stock Outstanding After the Offering as of April 30, 2005, Assuming Full Exercise of Warrants	6,693,481 shares(1)

Price per Share to the Public	Market price at time of resale

Proceeds to Us Raised by the Offering	None(2)

Risk Factors	This offering involves a high degree of risk. For more information, please see “Risk Factors” under Item 1, Business, in our Annual Report on Form 10-K and other risks described herein and in our periodic reports.

Nasdaq National Market Symbol	“BKRS”

(1)	As of April 30, 2005, excludes 268,992 shares issuable upon exercise of outstanding fully vested employee stock options at an exercise price of $0.01 per share, 299,600 shares underlying options granted on February 10, 2004 at an exercise price equal to the initial public offering price, $7.75 per share, and 194,700 shares underlying options granted in March and April 2005 at a weighted average exercise price of $11.30 per share, all of which were outstanding as of April 30, 2005. Includes 216,000 shares, which are offered by this prospectus, issuable upon the exercise of warrants, at an exercise price of $12.7875 per share, which were issued to the representatives of the underwriters of our initial public offering. Also includes 375,000 shares, which are offered by this prospectus, issuable upon the exercise of warrants issued on April 8, 2005 to investors and the placement agent at an exercise price of $10.18 per share in connection with a private placement of common stock and warrants by us. For more information about the warrants, please see “Description of Capital Stock — Shares Reserved for Options and Warrants” and our Current Report on Form 8-K filed with the SEC on April 13, 2005.

(2)	We will not receive any of the proceeds of the securities offered by this prospectus. However, we may receive up to $6,579,600 in gross proceeds from the cash exercise of the warrants by the selling shareholders.
USE OF PROCEEDS
      We will not receive any proceeds from the disposition of the shares covered by this prospectus or interests therein. The selling shareholders, some of whom may be deemed to be our affiliates, will receive all of the proceeds from any dispositions. We have agreed to pay the expenses of registration for the selling shareholders under Federal and state securities laws. The selling shareholders must pay any expenses or commissions incurred in connection with the disposition of their shares, including the shares underlying their warrants.

SELLING SHAREHOLDERS
      The following table sets forth certain information, as of April 30, 2005, concerning the beneficial ownership of our common stock for the selling shareholders and the shares being offered by this prospectus.
      In connection with our initial public offering in February 2004, we issued warrants to purchase up to 216,000 shares of our common stock to the representatives of the underwriters of our initial public offering, or their designees. On April 8, 2005, we consummated a private placement of 1,000,000 shares of our common stock and warrants to purchase up to 375,000 shares of our common stock. The shares being offered hereby include 1,000,000 shares of common stock issued in the private placement, 375,000 shares of common stock issuable upon exercise of the warrants issued in the private placement and 216,000 shares of common stock issuable upon exercise of the warrants issued at the time of our initial public offering. As of April 30, 2005, none of the warrants referred to herein have been exercised. See “Description of Capital Stock — Shares Reserved for Options and Warrants.”
      Ryan Beck & Co., Inc. and BB&T Capital Markets, whom we refer to as Ryan Beck and BB&T, respectively, were the representatives of the underwriters in our initial public offering. Ryan Beck, and its designees, and BB&T own warrants to purchase approximately 162,000 and 54,000 shares, respectively, of our common stock which were issued in connection with our initial public offering. Ryan Beck and BB&T are also parties to a representatives’ warrant agreement entered into at that time, which we refer to as the “Representatives’ Warrant Agreement,” which provides Ryan Beck and BB&T with certain registration rights relating to the shares of common stock underlying those previously issued warrants. Ryan Beck also has the right until February 3, 2009 to designate for election to our board of directors one person, or to designate an observer to attend meetings of our board of directors. We also agreed with Ryan Beck at the time of our initial public offering not to offer, sell or grant any options, warrants or other securities convertible or exchangeable for common stock to any of our directors, officers or employees at an exercise price of less than $7.75 per share for a period of three years without Ryan Beck’s consent. Also at the time of our initial public offering, we entered into a financial advisory agreement with Ryan Beck, under which we agreed to retain Ryan Beck as our financial advisor in connection with any strategic or financial transactions or other identified activities that we may undertake within the two year term of the agreement. Prior to our initial public offering, Ryan Beck received placement agent and financial advisory fees for services previously provided to us. See Item 13, Certain Relationships and Related Transactions, in our Annual Report on Form 10-K, which is incorporated herein by reference. Ryan Beck acted as placement agent in connection with our private placement of common stock and warrants on April 8, 2005 and received cash placement agent fees and warrants to purchase shares of our common stock as compensation. Pursuant to our ongoing engagement letter with Ryan Beck, we cannot offer for sale to, or solicit any offer to buy from, any person or persons any shares of our common stock or any securities convertible or exercisable into shares of common stock, with certain limited exceptions, other than through Ryan Beck. Ryan Beck and the purchasers in the April 8, 2005 private placement entered into a registration rights agreement with us. See “Description of Capital Stock — Shares Reserved for Options and Warrants.” The selling shareholders identified in this prospectus, including Ryan Beck and BB&T, who are broker-dealers, and selling shareholders who are or were affiliates of them, may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by such persons and any profit on the resale of the shares hereunder may be deemed to be an underwriting commission or discount under the Securities Act.

      Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

	Number of	Number of		Approximate Percentage
	Shares of	Shares of	Number of	of Outstanding Shares
	Common Stock	Common	Shares	of Common Stock
	Beneficially	Stock	Remaining if
	Owned Prior to	Offered	All Offered	Before This	After This
Name and Address(1)	the Offering(1)	Hereby	Shares Sold	Offering	Offering

The Crown Advisors, LLC(2)	47,500	12,500	35,000	*	*
Crown Investment Partners, LP(2)	116,666	50,000	66,666	1.91%	1.09%
Harbour Holdings Ltd.(3)	140,625	140,625	—	2.29%	—
Hoak Public Equities, L.P.(4)	125,000	125,000	—	2.04%	—
Pequot Capital Management, Inc.(5)	437,500	437,500	—	7.07%	—
Skylands Quest LLC(6)	21,875	21,875	—	*	—
Skylands Special Investment LLC(6)	87,500	87,500	—	1.42%	—
SR Capital Offshore, Ltd.(7)	272,312	272,312	—	4.42%	—
SR Capital Partners, L.P.(7)	40,187	40,187	—	*	—
WS Opportunity Fund International, Ltd.(8)	131,700	25,500	106,200	2.16%	1.74%
WS Opportunity Fund, L.P.(8)	92,150	17,750	74,400	1.51%	1.22%
WS Opportunity Fund (QP), L.P.(8)	104,573	19,250	85,323	1.71%	1.40%
Ryan Beck & Co., Inc.(9)	174,750	174,750	—	2.78%	—
BB&T Capital Markets(10)	54,000	54,000	—	*	—
Michael J. Kollender(11)	71,750	71,750	—	1.16%	—
Randy F. Rock(12)	40,500	40,500	—	*	—

*	Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to warrants held by that person, including shares underlying the warrants issued in connection with our April 8, 2005 private placement transaction, which are not exercisable until October 3, 2005, are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised warrants cannot be voted.

(2)	Includes 101,666 shares of our common stock acquired upon the conversion of subordinated convertible debentures which are held by Crown Investment Partners, LP and its general partner, The Crown Advisors, LLC, entities affiliated with Crown Capital Corporation, a boutique financial advisory firm, of which Harry E. Rich, one of our directors, was previously Executive Vice President and Managing Director. Also includes 50,000 shares of our common stock, including 40,000 shares purchased by Crown Investment Partners, L.P. and 10,000 shares held of record by The Crown Advisors #5 for which The Crown Advisors, LLC has power of attorney and shares underlying warrants to purchase 10,000 and 2,500 shares of our common stock issued to Crown Investment Partners, L.P. and The Crown Advisors #5, respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, all of which were issued in connection with the April 8, 2005 private placement. Previously, Crown Investment Partners, L.P. and The Crown Advisors, LLC entered into agreements with us pursuant to which we have various obligations to them including additional registration obligations relating to the shares issued to those entities upon conversion of subordinated convertible debentures. See Item 13, Certain Relationships and Related Transactions, in our Annual Report on Form 10-K, which is incorporated herein by reference. The Crown Advisors, LLC is the general partner of Crown Investment Partners, L.P. and has power of attorney over shares held by The Crown Advisors #5. Chris H. Pauli is the managing member and president of The Crown Advisors, LLC and thus has beneficial ownership of the shares beneficially owned by these entities. The business address of these entities is 540 Maryville Center Drive, Suite 120, St. Louis, Missouri 63141. The information in this footnote is primarily based on information provided to us.

(3)	Includes 112,500 shares of our common stock purchased in our private placement on April 8, 2005. Also includes shares underlying warrants to purchase an additional 28,125 shares of our common stock, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Skylands Capital, LLC is the Investment Advisor of Harbour Holdings Ltd. Charles A. Paquelet is the President and Manager of Skylands Capital, LLC. Skylands Capital, LLC has investment discretion and voting power for all shares. The business address of these persons is 1200 North Mayfair Road, Suite 250, Milwaukee, Wisconsin 53226. The information in this footnote is primarily based on information provided to us. Also see footnote (6).

(4)	Includes 100,000 shares of our common stock purchased in our April 8, 2005 private placement and shares underlying warrants to purchase an additional 25,000 shares at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Jonathan Hale Hoak is the President of James M. Hoak & Co. which is the General Partner of Hoak Fund Management, L.P. which is the General Partner of Hoak Public Equities, L.P. As a result, Mr. Hoak, James M. Hoak & Co.. and Hoak Fund Managers, L.P. have beneficial ownership of the shares beneficially owned by Hoak Public Equities, L.P. The principal business address for these persons is 500 Crescent Court, Suite 220, Dallas, Texas 75201. The information in this footnote is based on information provided to us.

(5)	Includes shares of our common stock purchased in our April 8, 2005 private placement, including 212,900 shares held of record by Pequot Scout Fund, L.P. and 137,100 shares held of record by Pequot Mariner Onshore Fund, L.P. Also includes shares underlying warrants to purchase 53,225 and 34,275 shares of our common stock issued to Pequot Scout Fund, LP and Pequot Mariner Onshore Fund, L.P., respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Pequot Capital Management, Inc. is the Investment Manager of Pequot Scout Fund, L.P. and Pequot Mariner Onshore Fund, L.P. and exercises sole dispositive, investment and voting power for all shares. Arthur J. Samburg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares, except for his pecuniary interest. The business address of each of these persons is 500 Nyala Farm Road, Westport, Connecticut 06880. The information in this footnote is based on information provided to us.

(6)	Includes an aggregate of 87,500 shares of our common stock purchased in our April 8, 2005 private placement, including 70,000 shares purchased by Skylands Special Investment LLC and 17,500 shares purchased by Skylands Quest LLC. Also includes shares underlying warrants to purchase 17,500 and 4,375 shares of our common stock issued to Skylands Special Investment LLC and Skylands Quest LLC, respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Skylands Capital, LLC is the Manager and Investment Advisor of Skylands Special Investment LLC and Skylands Quest LLC. Charles A. Paquelet is the President and Manager of Skylands Capital, LLC. Skylands Capital, LLC has investment discretion and voting power for all shares. The business address of each of these persons is 1200 North Mayfair Road, Suite 250, Milwaukee, Wisconsin 53226. The information in this footnote is primarily based on information provided to us. Also see footnote (3).

(7)	Includes an aggregate of 250,000 shares of our common stock purchased in our April 8, 2005 private placement, including 32,150 shares purchased by SR Capital Partners, L.P. and 217,850 shares purchased by SR Capital Offshore, Ltd. Also includes shares underlying warrants to purchase 8,037.50 and 54,462.50 shares of our common stock issued to SR Capital Partners, L.P. and SR Capital

Offshore, Ltd., respectively, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Pursuant to the terms of the warrants, the Company will pay cash in lieu of issuing fractional shares. John A. Levin & Co., Inc. is the Investment Manager of SR Capital Partners, L.P. and SR Capital Offshore, Ltd. and has beneficial ownership of the shares beneficially owned by SR Capital Partners, L.P. and SR Capital Offshore, Ltd. The business address of each of these entities is c/o John A. Levin & Co., Inc., One Rockefeller Plaza, 25th floor, New York, New York 10020. The information in this footnote is primarily based on information provided to us.

(8)	Includes an aggregate of 315,923 shares of our common stock reported as beneficially owned by WSV Management, L.L.C., a Texas limited liability company (“WSV”), including (1) 88,600 shares for the account of WS Opportunity Fund, L.P., a Texas limited partnership (“WSO”), (2) 100,723 shares for the account of WS Opportunity Fund (Q.P.), L.P., a Texas limited partnership (“WSOQP”), and (3) 126,600 shares for the account of WS Opportunity Fund International, Ltd., a Cayman Islands exempted company (“WSO International”). According to the Schedule 13G/ A and information provided to us, each of the above named entities has sole voting and disposition power with respect to the shares described above. WSV is the general partner of WS Ventures Management, L.P., a Texas limited partnership (“WSVM”). WSVM is the general partner of WSO and WSOQP and the agent and attorney-in-fact for WSO International. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are principals of WSV. According to the Schedule 13G/ A, Reid S. Walker and G. Stacy Smith are the beneficial owners of the shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International. Patrick P. Walker is the beneficial owner of 318,423 shares, which includes 315,923 shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International, 1,000 shares held directly and 1,500 shares held by a trust for which Patrick P. Walker serves as trustee. WSV and WSVM are the beneficial owners of 315,923 shares of common stock, which includes shares beneficially owned by WSO, shares beneficially owned by WSOQP and shares beneficially owned by WSO International. On April 8, 2005 we sold 15,400, 14,200 and 20,400 shares of common stock to WSOQP, WSO and WSO International, respectively, in a private placement, which are included above. The numbers reflected in the table also include shares underlying warrants to purchase 3,850, 3,550 and 5,100 shares of our common stock issued to WSOQP, WSO and WSO International, respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. The principal business address for these entities is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. The information above in this footnote is based on a Schedule 13G/ A filed with the SEC on February 14, 2005 and other information provided to us.

(9)	Includes shares underlying warrants to purchase 81,000 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 93,750 shares of our common stock, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. This entity is the beneficial owner of the shares underlying the warrants. Larry Silverstein, Chief Financial Officer of Ryan Beck, has the power to vote or dispose of the securities held by Ryan Beck and thus has beneficial ownership of those securities. The business address for this entity is 18 Columbia Turnpike, Florham Park, NJ 07932-2289. The information in this footnote is primarily based on information provided to us.

(10)	Represents shares underlying warrants to purchase 54,000 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. BB&T Capital Markets is the beneficial owner of the shares underlying the warrants. James A. Tyler, Jr. is Senior Vice President and Head of Syndicate for BB&T Capital Markets and has the power to vote and dispose of the securities and thus has beneficial ownership of such securities. The business address for these persons is 909 East Main Street, Richmond, Virginia 23218. The information in this footnote is primarily based on information provided to us.

(11)	Includes shares underlying warrants to purchase 40,500 shares, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering and shares underlying warrants to purchase an additional 31,250 shares, at an exercise price of $10.18 per share which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Mr. Kollender is an Executive Vice President of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Kollender is an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Kollender is c/o Ryan Beck & Co., Inc., 650 Madison Avenue, New York, New York 10022. The information in this footnote is primarily based on information provided to us.

(12)	Represents shares underlying warrants to purchase 40,500 shares of our common stock, exercisable at any time during the four-year period commencing on February 10, 2005, at an exercise price equal to $12.7875 per share, which were issued in connection with our initial public offering. Mr. Rock is a former Managing Director of Ryan Beck and is the beneficial owner of the shares underlying the warrants. Mr. Rock is or was an affiliate of a broker-dealer who may be deemed to be an “underwriter” within the meaning of the Securities Act. The business address for Mr. Rock is 65 Central Park West, New York, New York 10023. The information in this footnote is primarily based on information provided to us.

DESCRIPTION OF CAPITAL STOCK
      This description of our capital stock refers to and incorporates various terms of our restated articles of incorporation, as our shareholders have adopted them, and of our restated bylaws. Copies of forms of these documents have been filed as exhibits to the registration statement of which this prospectus is a part. Since the terms of our restated articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of those documents, instead of a summary description of the material terms. If you would like to read our articles of incorporation and/or our bylaws, forms of these documents are on file with the SEC or you may request a copy of either document (or of both documents) from us. Our common stock has been included in the Nasdaq National Market since February 5, 2004 under the symbol “BKRS.”
Authorized Capital Stock
      Under our articles of incorporation, we have the authority to issue 45,000,000 shares of stock, of which 5,000,000 shares are shares of par value $0.0001 per share preferred stock, and 40,000,000 shares are shares of par value $0.0001 per share common stock. Prior to the completion of our initial public offering, we had three classes of common stock authorized, of which two classes were outstanding. These classes of common stock differed only as to voting rights. Prior to our initial public offering, our articles of incorporation provided for the reclassification and conversion of our three authorized classes of common stock into shares of a single class of common stock on a 1.0 for 1.0 basis upon completion of the offering. Our shareholders have also authorized us to issue preferred stock as discussed below. As of April 30, 2005, we had 6,102,481 shares of common stock and no shares of preferred stock outstanding.
Common Stock
      The holders of our common stock are entitled to one vote for each share held of record on the applicable record date on all matters voted on by our shareholders, including elections of directors and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of common stock exclusively possess all voting power. Our articles do not provide for cumulative voting in the election of directors or any preemptive rights to purchase or subscribe for any stock or other securities, and there are no redemption or sinking fund provisions with respect to our common stock. There are no conversion rights with respect to our common stock. Subject to any preferential rights of any outstanding series of preferred stock created by our board from time to time, the holders of our common stock on the applicable record date will be entitled to dividends as may be declared from time to time by our board of directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all of our assets available for distribution to these holders.
      Our articles of incorporation and our bylaws contain certain provisions which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of Bakers. For more information on these provisions, please see “Anti-Takeover Effects of Some Provisions.”
Preferred Stock
      Our board of directors has the authority to establish and issue shares of preferred stock in one or more series and to determine by resolution, with respect to any series of preferred stock, the voting powers (which may be full, limited or eliminated), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including liquidation preferences, dividend rates, conversion rights and redemption provisions, without any further vote or action by our shareholders. Any shares of preferred stock so authorized and issued could have priority over our common stock with respect to dividend and/or liquidation rights.
Shares Reserved for Options and Warrants
      As of April 30, 2005, options to purchase 763,292 shares of our common stock are outstanding under the Bakers Footwear Group, Inc. 2003 Stock Option Plan, which we refer to as the “2003 Plan.” Of these options, 268,992 are fully vested and exercisable at an exercise price of $0.01 per share. On February 10, 2004, after the consummation of our initial public offering, we granted nonqualified stock options to purchase 304,500 shares of our common stock to certain of our officers, employees and directors at an exercise price of $7.75 per share, the initial public offering price, pursuant to the 2003 Plan, 299,600 of which remain outstanding as of April 30, 2005. In March and April 2005, we granted nonqualified stock options to purchase an aggregate of 194,700 shares of our common stock at a weighted average exercise price of $11.30 per share, pursuant to the 2003 Plan, all of which remain outstanding as of April 30, 2005. All of the options granted in 2004 and 2005 under the 2003 Plan generally vest in five equal annual installments beginning on the first anniversary of the date of grant. As of April 30, 2005, 105,700 shares of common stock remain available for future issuance under the 2003 Plan (excluding shares to be issued upon exercise of outstanding options).
      In connection with our initial public offering, we issued to the representatives of the underwriters and their designees warrants to purchase up to 216,000 shares of our common stock, subject to customary anti-dilution adjustments, at an exercise price equal to $12.7875 per share, which shares are offered by this prospectus. As of April 30, 2005, all of the warrants to purchase up to 216,000 shares of our common stock remain unexercised. The warrants were restricted from sale, transfer, assignment, pledge or hypothecation until February 10, 2005, except to the officers and members of the representatives. The warrant holders may exercise the warrants at any time during the four-year period commencing on February 10, 2005. The warrant holders are entitled to receive, at any time and from time to time, shares of our common stock under a cashless exercise provision based on the value of the warrants at the time of exercise. We are obligated to register the shares underlying these warrants and have other obligations to the representatives of the underwriters pursuant to the Representatives’ Warrant Agreement, which is filed as an exhibit to the Registration Statement of which this prospectus is part.

      Under the Representatives’ Warrant Agreement, we are required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use our best efforts to file one registration statement, at our expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. We are required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that we have granted to the prior holders of our subordinated convertible debentures, we have agreed not to make any registered offering of our securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that we are required to maintain the effectiveness of a demand registration statement, without first obtaining the consent of a majority of the holders of warrants and warrant shares that are not then held by the public or by us or other excepted persons who have a relationship with us and our affiliates. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering.
      In connection with our private placement in April 2005, we issued, to the investors and the placement agent in the offering, warrants to purchase 250,000 shares and 125,000 shares, respectively, of our common stock, subject to anti-dilution adjustments, at an exercise price of $10.18 per share. The shares underlying these warrants are offered by this prospectus. The warrants issued in the private placement generally are exercisable at any time beginning October 5, 2005 until April 8, 2010. We generally have the right to call the warrants issued in April 2005 to the investors, but not the placement agent, at a redemption price equal to $0.01 per share in the event that the closing bid price of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is effective. Under the terms of the investor warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. The private placement warrant holders are entitled to receive shares of our common stock under a cashless exercise provision equal to the value of the warrants if the required registration statement has not been declared effective by April 8, 2006, or if sales of such shares cannot be made for any reason, subject to limited exceptions. The cashless exercise provision of the warrants issued to the placement agent is generally available to the placement agent and not subject to restrictions. We are obligated to register the shares issued and underlying the warrants issued in the private placement and have other obligations to the investors and the placement agent pursuant to a Registration Rights Agreement dated April 8, 2005, which is filed as an exhibit to the Registration Statement of which this prospectus is part. Under the Registration Rights Agreement, we are obligated, at our expense, to file a registration statement with the SEC by May 8, 2005 covering the resale of the shares of common stock issued in the private placement and the shares of common stock underlying the warrants issued to the investors and the placement agent in the private placement. We are obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally will be obligated to keep the required registration statement effective for up to three years after the closing of the private placement. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and the placement agent for certain liabilities.
      If the registration statement, of which this prospectus is part, required in connection with the April 8, 2005 private placement is not filed with the SEC by May 8, 2005, then we will be subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of the allotted time until the registration statement is filed. We are also subject to liquidated damages penalties, to the extent we exceed the allotted time, in a like amount in the event that the required registration statement is not effective within 90 days after the closing (120 days if the registration statement is reviewed by the SEC) or after effectiveness if sales cannot be made pursuant to the registration statement for any reason, including our failure to maintain the registration statement, subject to our right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances. We have also agreed to register, in the registration statement of which this prospectus is part, the 216,000 shares of common stock underlying the warrants granted to the representatives of the underwriters in connection with our initial public offering.
      In connection with the April 8, 2005 private placement, Peter Edison and a member of his family agreed not to offer, sell, transfer, or otherwise encumber or dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, other than gifts, as to which the donee(s) agree to be bound by the restrictions, and intrafamily transfers including transfers to trusts for the benefit of such persons or their families in which the transferee(s) agree to be bound by the restrictions, for a period of 90 days after the effectiveness of the registration statement covering the shares of common stock sold and issuable pursuant to the investor warrants and placement agent warrants, without the prior written consent of the holders of the majority of the shares of common stock purchased by the investors in the private placement transaction.
Transfer Agent and Registrar
      The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Co., (212) 509-4000, extension 206.
ANTI-TAKEOVER EFFECTS OF SOME PROVISIONS
      Our restated articles of incorporation, our restated bylaws and Missouri law contain provisions that could have the effect of delaying, deferring or preventing a change in control of us by various means such as a tender offer or merger not approved by our board of directors. These provisions are designed to enable our board of directors, particularly in the initial years of our existence as an independent, publicly-owned company, to develop our business in a manner that will foster its long-term growth without the potential disruption that might be entailed by the threat of a takeover not deemed by our board of directors to be in our best interests and the best interests of our shareholders.
      The description set forth below is intended as a summary of these provisions only, and we refer you to the actual provisions of our articles of incorporation and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Limitations on Changes in Board Composition and Other Actions by Shareholders
      Our articles of incorporation and our bylaws provide that the number of directors will be fixed from time to time exclusively by our board but shall consist of not less than three directors. Currently, our board of directors is comprised of six directors.
      Missouri law provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that (1) any director, or the entire board of directors may be removed from office only for cause and by the affirmative vote of the holders of record of outstanding shares representing not less than two-thirds of all of the then outstanding shares of our capital stock and (2) any director may be removed from office for cause by the affirmative vote of a majority of the entire board of directors, as provided by law. Our articles of incorporation and our bylaws also provide that any director may be removed from office by the affirmative vote of a majority of the entire board of directors in the event that the director fails to meet any qualifications for election as a director stated in the bylaws or in the event that the director is in breach of any agreement between the director and us relating to the director’s service as a director or our employee. Missouri law also provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, until the next election of directors by the shareholders. Our articles of incorporation provide that, subject to any rights of holders of our preferred stock, vacancies may be filled only by a majority of the remaining directors.

      Under our bylaws, only persons who are nominated by or at the direction of our board, or by a shareholder who has given notice in accordance with our bylaws, which generally requires notice not less than 90 days nor more than 120 days prior to a meeting at which directors are to be elected, will be eligible for election as directors at that meeting. If, however, we give less than 100 days’ notice of the meeting to the shareholders, then we must receive notice from a shareholder not later than the tenth day following the day on which we mailed or provided notice of the meeting. Our bylaws also establish advance notice procedures with regard to other matters which any shareholder may desire to be brought before any meeting of shareholders.
      Missouri law provides that special meetings of shareholders may be called by the board of directors or by such other person or persons as may be authorized by a corporation’s articles of incorporation or bylaws. Our bylaws provide that special meetings of our shareholders may be called by the Chairman of the Board, our Chief Executive Officer, shareholders holding at least two-thirds of our voting power or the affirmative vote of a majority of the entire board of directors. Our bylaws also provide that the proposed purposes of any special meeting of our shareholders shall be specified in the notice of meeting.
      Missouri law and our bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.
      The provisions of our articles of incorporation and bylaws with respect to the advance notice requirements for director nominations or other proposals of shareholders, the requirement of unanimity for shareholder action by written consent, and the limitations on the ability of shareholders to increase the size of the board, remove directors and fill vacancies, will have the effect of making it more difficult for shareholders to change the composition of our board or otherwise to bring a matter before shareholders without our board’s consent and thus will reduce our vulnerability to an unsolicited takeover proposal.
Preferred and Common Stock
      Our articles of incorporation authorize our board to establish and issue shares of preferred stock in one or more series, and to determine by resolution, with respect to any series of preferred stock, the voting powers (full, limited, or eliminated), and those designations, preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions thereof, including liquidation preferences, dividend rights, conversion rights and redemption provisions. Moreover, the number of authorized but unissued shares will provide us with the ability to meet future capital needs and to provide shares for possible acquisitions and stock dividends or stock splits.
      We believe that the preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Having such authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders’ meeting. The authorized and unissued shares of preferred stock, as well as the authorized and unissued shares of our common stock, will be available for issuance without further action by shareholders, unless such action is otherwise required by applicable law, by Nasdaq or by any stock exchange or listing service relating to our stock. Although our board has no intention at the present time of doing so, it could issue a series of preferred stock that could, subject to certain limitations imposed by law, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based on its judgment as to our best interests and our then-existing shareholders at the time of the issuance. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.
Amendment of Certain Provisions of Bakers’ Articles and Bylaws
      Our articles of incorporation provide that our bylaws may only be amended or repealed by a majority of our entire board of directors. Except as otherwise provided, any amendment of our articles of incorporation requires a vote of a majority of the outstanding shares of our capital stock entitled to vote. Amendment of the provisions of our articles of incorporation relating to the following areas requires the vote of two-thirds of the outstanding shares of our capital stock entitled to vote:

•	business combinations;

•	the directors of the corporation;

•	the bylaws of the corporation;

•	the limitation of directors’ liability for monetary damages for breach of fiduciary duties, subject to Missouri law; and

•	amendment of the articles of incorporation.
Statutory Provisions
      We are subject to the business combination provisions under Missouri law, which allow our board of directors to retain discretion over the approval of certain business combinations, except that, in our articles of incorporation, we have excluded from the limitations in the statute any business combination with those of our shareholders who are considered “interested shareholders” under Missouri law as of April 1, 2002. Missouri law also permits our board of directors to consider the interests of non-shareholder constituencies in connection with acquisition proposals. These provisions may make it more difficult for there to be a change in control of us or for us to enter into certain business combinations than if we were not subject to those sections. In our bylaws, we have elected to not be subject to the control shares acquisition provision under Missouri law, which would deny an acquiror voting rights with respect to any shares of voting stock which increase its equity ownership to more than specified thresholds.
PLAN OF DISTRIBUTION
      The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
      The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
      The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
      In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
      The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
      The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
      The selling shareholders, including Ryan Beck & Co., Inc. and BB&T Capital Markets, who were underwriters in our initial public offering, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. For a discussion of the securities held by the selling shareholders and certain relationships of such persons to us, see “Selling Shareholders” which is incorporated herein by reference. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Ryan Beck and BB&T Capital Markets have indicated to us that they make a market in our common stock and that in the ordinary course as broker-dealers, they may actively trade our equity securities for their own accounts and the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Ryan Beck and BB&T Capital Markets may discontinue these activities at any time.
      To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
      We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
      We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
      We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares (other than shares held by our affiliates) may be sold pursuant to Rule 144(k) of the Securities Act and (3) April 8, 2008.
LEGAL MATTERS
      The validity of the shares of common stock offered hereby and certain legal matters in connection with the offering will be passed upon for us by Bryan Cave LLP.
EXPERTS
      Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2005, as set forth in their report which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

1,591,000 Shares
Common Stock

PROSPECTUS

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or any offer to sell, or a solicitation of any offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

The date of this prospectus is May      , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the expenses (other than underwriting discounts and commissions) payable by the Company in connection with the sale and distribution of the shares registered hereby. Other than the SEC registration fee and any NASD fee, all the amounts listed are estimates.

SEC Registration Fee	$1,798
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	50,000
Printing Expenses	50,000
Miscellaneous Expenses	3,202

Total	$120,000

      The selling shareholders must pay any expenses or commissions incurred in connection with the disposition of the shares, including the shares underlying the warrants.

Item 15.	Indemnification of Directors and Officers.
      The Registrant is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
      The Registrant’s restated bylaws generally provide that the corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) who at any time is serving or has served as a director of the corporation against any claim, liability or expense incurred as a result of such service (or as a result of any other service on behalf of or at the request of the corporation) to the maximum extent permitted by law. This indemnification includes, but is not limited to, indemnification of any such person (other than a party plaintiff suing on his or her behalf or in the right of the corporation), who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including, but not limited to, an action by or in the right of the corporation) by reason of such service against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
      The Registrant’s restated bylaws further generally provide that the corporation may indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) who at any time is serving or has served as an officer, employee or agent of the corporation against any claim, liability or expense incurred as a result of such service (or as a result of any other service on behalf of or at the request of the corporation) to the maximum extent permitted by law or to such lesser extent as the corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the corporation may indemnify any such person (other than a party plaintiff suing on his or her own behalf or in the right of the corporation), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (including, but not limited to, an action by or in the right of the corporation) by reason of such service, against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
      Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding. The Registrant’s restated bylaws provide that such indemnification shall be mandatory.
      Section 351.355(5) of the GBCL provides that, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section. The Registrant’s restated bylaws provide that expenses incurred by a director, officer or employee of the Registrant in defending a pending or threatened civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, and expenses incurred by a person who is or was an agent of the Registrant in defending such a pending or threatened action, may be paid by the Registrant in advance of the final disposition of such action as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of such person to repay such amount, without interest, if it shall ultimately be finally determined that he or she is not entitled to be indemnified by the Registrant pursuant to the restated articles.
      Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.
      The Registrant’s restated articles of incorporation and restated bylaws provide that the liability of the Registrant’s directors to the Registrant or to any of its shareholders for monetary damages for breach of fiduciary duties as a director shall be limited to the fullest extent permitted by the GBCL. Any change to the Registrant’s articles of incorporation affecting this limitation on liability shall not apply to actions taken or omissions made prior to such change.
      In addition, the Registrant expects to enter into indemnification contracts with its directors. Pursuant to those agreements, the Registrant expects to agree to indemnify the directors to the full extent authorized or permitted by the GBCL. The Registrant expects the agreements to provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director and for repayment of such expenses by the director if it is ultimately judicially determined that the director is not entitled to such indemnification.
      Section of 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement. The Registrant also has directors’ and officers’ insurance which protects each director and officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation.
      The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, the restated bylaws and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, the restated bylaws and any pertinent agreements.

Item 16.	Exhibits.
      See Exhibit Index.

Item 17.	Undertakings.
      The undersigned hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on May 19, 2005.

Bakers Footwear Group, Inc.

By:	/s/ Peter A. Edison

Peter A. Edison
Chairman of the Board and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Peter A. Edison Peter A. Edison		Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2005

/s/ Lawrence L. Spanley* Lawrence L. Spanley		Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	May 19, 2005

/s/ Andrew N. Baur* Andrew N. Baur		Director	May 19, 2005

/s/ Michele A. Bergerac* Michele A. Bergerac		Director	May 19, 2005

/s/ Timothy F. Finley* Timothy F. Finley		Director	May 19, 2005

/s/ Harry E. Rich* Harry E. Rich		Director	May 19, 2005

/s/ Scott C. Schnuck* Scott C. Schnuck		Director	May 19, 2005

*By:	/s/ Peter A. Edison Peter A. Edison, Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number		Description

4.1		Debenture Purchase Agreement dated April 4, 2002 by and among the Company and the persons on the attached signature pages (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-86332), filed April 16, 2002).
4	.1.1	Convertible Debenture Exchange Agreement dated January 2, 2004 by and among the Company and the selling shareholders (incorporated by reference to Exhibit 4.1.1 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-86332), filed January 8, 2004).
4	.1.2	Form of Subordinated Convertible Debenture dated January 2004 (included as Exhibit A to Exhibit 4.1.1).
4	.2.1	Second Registration Rights Agreement dated January 2, 2004 by and among the Company and the selling shareholders (incorporated by reference to Exhibit 4.2.1 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-86332), filed January 8, 2004).
4	.2.2	Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock underlying convertible debentures, executed by all holders of subordinated convertible debentures (incorporated by reference to Exhibit 4.2.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)).
4.3		Representatives’ Warrant Agreement, dated February 10, 2004 by and among the Company, Ryan Beck & Co., Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)).
4.4		Amended and Restated Intercreditor and Subordination Agreement dated January 2, 2004 by and among Fleet Retail Group, Inc. (f/k/a Fleet Retail Finance Inc.), the selling shareholders and the Company (incorporated by reference to Exhibit 4.4 of Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-86332), filed January 8, 2004).
4.5		Letter to Ryan Beck & Co., Inc. and BB&T Capital Markets, as representatives of the underwriters, relating to restrictions on transferability of common stock, executed by all directors, officers and shareholders prior to the initial public offering (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004(File No. 000-50563)).
4.6		Form of common stock certificate (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)).
4.7		Warrants issued by the Company to representatives of the underwriters, or their designees (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)).
4.8		Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004 (File No. 000-50563)).
4.9		Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 filed on April 2, 2004(File No. 000-50563)).
4.10		Purchase Agreement dated March 31, 2005 by and among the Company and the Investors named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 13, 2005 (File No. 000-50563)).
4.11		Registration Rights Agreement dated April 8, 2005 by and among the Company, the Investors named therein and Ryan Beck & Co., Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 13, 2005 (File No. 000-50563)).
4.12		Warrants issued by the Company to Investors on April 8, 2005 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 13, 2005 (File No. 000-50563)).

Exhibit
Number	Description

4.13	Warrants issued by the Company to Ryan Beck & Co., Inc. or its designees on April 8, 2005 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on April 13, 2005 (File No. 000-50563)).
4.14	Letter relating to transferability of common stock executed in April 2005 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 13, 2005 (File No. 000-50563)).
5.1	Opinion of Bryan Cave LLP regarding the validity of the shares.†
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Power of Attorney†

† Previously filed.